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                                                                                                                EXHIBIT 7

                                                  Consolidated Report of Condition of

                                                 Wells Fargo Bank National Association
                                           of 420 Montgomery Street, San Francisco, CA 94163
                                                And Foreign and Domestic Subsidiaries,
               at the close of business September 30, 2003, filed in accordance with 12 U.S.C.ss.161 for National Banks.


                                                                                                                  Dollar Amounts
                                                                                                                   In Millions
                                                                                                                  ---------------

ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                                                        $   8,567
         Interest-bearing balances                                                                                     1,428
Securities:
         Held-to-maturity securities                                                                                       0
         Available-for-sale securities                                                                                13,007
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                                                          176
         Securities purchased under agreements to resell                                                                  58
Loans and lease financing receivables:
         Loans and leases held for sale                                                                               36,220
         Loans and leases, net of unearned income                                                   137,569
         LESS: Allowance for loan and lease losses                                                    1,267
         Loans and leases, net of unearned income and allowance                                                      136,302
Trading Assets                                                                                                         6,839
Premises and fixed assets (including capitalized leases)                                                               1,515
Other real estate owned                                                                                                   82
Investments in unconsolidated subsidiaries and associated companies                                                      285
Customers' liability to this bank on acceptances outstanding                                                              76
Intangible assets
         Goodwill                                                                                                      5,379
         Other intangible assets                                                                                       6,233
Other assets                                                                                                           8,209

                                                                                                                --------------
Total assets                                                                                                        $224,376
                                                                                                                ==============


LIABILITIES
Deposits:
         In domestic offices                                                                                        $121,516
                  Noninterest-bearing                                                                30,651
                  Interest-bearing                                                                   90,865
         In foreign offices, Edge and Agreement subsidiaries, and IBFs                                                17,499
                  Noninterest-bearing                                                                     3
                  Interest-bearing                                                                   17,496
Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                                                                  33,033
         Securities sold under agreements to repurchase                                                                  383






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                                                                                                                  Dollar Amounts
                                                                                                                   In Millions
                                                                                                                -----------------

Trading liabilities                                                                                                    4,855
Other borrowed money
         (includes mortgage indebtedness and obligations under capitalized leases)                                    13,466
Bank's liability on acceptances executed and outstanding                                                                  76
Subordinated notes and debentures                                                                                      6,905
Other liabilities                                                                                                      7,160

                                                                                                                   -----------
Total liabilities                                                                                                   $204,893

Minority interest in consolidated subsidiaries                                                                            41

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                              0
Common stock                                                                                                             520
Surplus (exclude all surplus related to preferred stock)                                                              13,289
Retained earnings                                                                                                      5,811
Accumulated other comprehensive income                                                                                  (178)
Other equity capital components                                                                                            0

                                                                                                                   -----------
Total equity capital                                                                                                  19,442

                                                                                                                   -----------
Total liabilities, minority interest, and equity capital                                                            $224,376
                                                                                                                   ===========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                                                                               James E. Hanson
                                                                                                                Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

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Carrie L. Tolstedt
Howard Atkins                                                         Directors
Clyde Ostler